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                                                                    EXHIBIT 23.2

Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement of Florida Banks, Inc. on Form S-3 of our report dated February 15, 2001 appearing in and incorporated by reference in the Annual Report on Form 10-K of Florida Banks, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Jacksonville, Florida
August 8, 2001